Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                            AIM TRIMARK ENDEAVOR FUND

A Special Meeting ("Meeting") of Shareholders of AIM Trimark Endeavor Fund, an investment portfolio of AIM Investment Funds, a Delaware statutory trust ("Trust"), was held on February 29, 2008. The Meeting was held for the following purpose:

(1) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matter were as follows:

                                                                                Votes     Withheld/     Broker
Matter                                                             Votes For   Against   Abstentions   Non-Votes
------                                                             ---------   -------   -----------   ---------
(1) Approve a new sub-advisory agreement between Invesco
    Aim Advisors, Inc. and each of AIM Funds Management,
    Inc.; Invesco Asset Management Deutschland, GmbH;
    Invesco Asset Management Limited; Invesco Asset
    Management (Japan) Limited; Invesco Australia Limited;
    Invesco Global Asset Management (N.A.), Inc.; Invesco
    Hong Kong Limited; Invesco Institutional (N.A.), Inc.;
    and Invesco Senior Secured Management, Inc. ................   5,571,054   236,182      199,257    2,229,565

The Meeting was adjourned until March 28, 2008, with respect to the following proposals:

(1) Elect 13 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the Fund, and each other series portfolio of the Trust, or a share class without a shareholder vote.

The results of the voting on the above matters were as follows:

                                                                Withheld/
Matter                                          Votes For      Abstentions**
------                                          ---------      -----------
(1)* Bob R. Baker...........................   102,474,770      3,616,868
     Frank S. Bayley........................   102,514,342      3,577,296
     James T. Bunch.........................   102,289,114      3,802,524
     Bruce L. Crockett......................   102,291,441      3,800,197
     Albert R. Dowden.......................   102,396,298      3,695,340
     Jack M. Fields.........................   102,554,039      3,537,599
     Martin L. Flanagan.....................   102,560,133      3,531,505
     Carl Frischling........................   102,489,803      3,601,835
     Prema Mathai-Davis.....................   102,539,885      3,551,753
     Lewis F. Pennock.......................   102,270,904      3,820,734

----------
* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM Investment Funds.

**    Includes Broker Non-Votes.

                                                                Withheld/
Matter                                          Votes For      Abstentions**
------                                          ---------      -----------
     Larry Soll, Ph.D.......................   102,271,222      3,820,416
     Raymond Stickel, Jr. ..................   102,550,734      3,540,904
     Philip A. Taylor.......................   102,512,878      3,578,760

                                                                                Votes      Withheld/      Broker
Matter                                                          Votes For      Against    Abstentions    Non-Votes
------                                                          ---------      -------    -----------    ---------
(2)* Approve an amendment to the Trust's Agreement and
     Declaration of Trust that would permit the Board of
     Trustees of the Trust to terminate the Trust, the
     Fund, and each other series portfolio of the Trust,
     or a share class without a shareholder vote............
                                                                66,789,909   10,167,853    2,948,760     26,185,116

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 28, 2007 with the SEC under Accession number 0000950134-07-026302.

----------
* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM Investment Funds.